Exhibit 2.2
                                                                     -----------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     This Agreement and Plan of Merger (the "Agreement") is made and entered into as of July 21, 2003 by and among GSV, Inc. (the "Parent"), a Delaware corporation, Cybershop, L.L.C., a New Jersey limited liability company ("Merger Sub"), Polystick Oil & Gas, Inc., a Delaware corporation (the "Company"), and Polystick U.S. Corp., a New York corporation and parent company of Merger Sub ("Polystick").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Board of Directors of Parent, the Board of Directors of Merger Sub and the Board of Directors of the Company each have determined that it is in the best interests of their respective stockholders or members for the Company to merge with and into Merger Sub upon the terms and subject to the conditions of this Agreement;

     WHEREAS, Parent, Merger Sub, the Company and Polystick desire to make certain representations, warranties, covenants and agreements in connection with the Merger (as defined in Section 1.1);

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub, the Company and Polystick hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                   THE MERGER
                                   ----------

     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Date (as defined in Section 1.2), the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Merger Sub (i) shall be the successor or surviving company in the Merger (sometimes herein referred to as the "Surviving Company") and (ii) shall continue to be governed by the laws of the State of New Jersey, and the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in Sections 259 and 264 of the General Corporation Law of the State of Delaware and
Section 42:2B-20 of the New Jersey Limited Liability Company Act.

     Section 1.2 Effective Date. On the Closing Date, Parent, Merger Sub and the Company will cause an executed original of an appropriate Certificate of Merger to be filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey. The Merger shall become effective on the date on which such Certificates of Merger have been duly filed, or such subsequent time as is agreed upon by Parent and the Company and specified in such Certificates of Merger, and such date is hereinafter referred to as the "Effective Date."

     Section    1.3    Charter    Documents    of   the    Surviving    Company.

     1.3.1 Certificate of Formation. The Certificate of Formation of the Surviving Company at and as of the Effective Date shall read as did the Certificate of Formation of Merger Sub immediately prior to the Effective Date.

     1.3.2 Operating Agreement. The Operating Agreement of the Surviving Company shall be amended at and as of the Effective Date to read as did the Operating Agreement of Merger Sub immediately prior to the Effective Date, and such Operating Agreement shall become the Operating Agreement of the Surviving Company.

     Section   1.4   Directors   and   Officers   of  the   Surviving   Company.

     1.4.1 Directors of the Surviving Company. The managers of the Surviving Company at the Effective Date shall, from and after the Effective Date, be July 21, 2003, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company's Operating Agreement (or other comparable charter documents).

     1.4.2 Officers of the Surviving Company. The officers of the Surviving Company shall, from and after the Effective Date, be July 21, 2003, until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Surviving Company's Operating Agreement (or other comparable charter documents).

                                   ARTICLE II
                                   ----------

               CONVERSION OR CANCELLATION OF STOCK IN THE MERGER;
               --------------------------------------------------
                           PURCHASE PRICE AND CLOSING
                           --------------------------

     Section 2.1 Conversion or Cancellation of Stock in the Merger. The shares of capital stock of the Company and the units representing membership interests of the Merger Sub shall be cancelled or converted in the Merger as follows:

     2.1.1 At the Effective Date, each share of common stock, no par value per share, of the Company issued and outstanding immediately prior to the Effective Date ("Company Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into and represent the right to receive the Purchase Price (as defined in Section 2.3). All of such shares of Company Stock shall no longer be outstanding and shall automatically be retired and cease to exist, and each holder of a certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive the Purchase Price.

     2.1.2 At the Effective Date, each unit representing membership interests of Merger Sub ("Merger Sub Units") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of Merger Sub or the holder thereof, be converted into the same number of units representing membership interests of the Surviving Company ("Surviving Company Units").

     Section 2.2 Surrender of Stock Certificates. At the Closing, Polystick shall surrender the certificates representing its shares of Company Stock, and in exchange therefore, Polystick shall be entitled to receive the Purchase Price.

     Section 2.3 Purchase Price. In full consideration for the Merger, the purchase price (the "Purchase Price") shall be $2,625,000, and shall be paid by Parent to Polystick as follows:

     2.3.1 Payment in Shares. Payment of the Purchase Price shall be made by Parent to Polystick in the form of 4,500,000 shares of Parent's common stock, par value $0.001 per share (the "Parent Common Stock"), valued at $0.25 per share, and 1,500,000 shares of Parent's convertible preferred stock, par value $.001 per share (the "Series B Preferred Stock," and together with the Parent Common Stock, the "Parent Stock"). The Series B Preferred Stock shall have the rights and preferences set forth on the Certificate of Designations attached as Exhibit A hereto (the "Certificate of Designations"). Each share of Series B Preferred Stock shall have a stated value of $1.00 per share and shall be convertible into Parent Common Stock at a conversion price of $1.00 per share, subject to adjustment as set forth in the Certificate of Designations. Each certificate representing Parent Stock and any Parent Stock issued or issuable in respect of any such Parent Stock upon any stock split, stock dividend, recapitalization or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

     2.3.2 Nontransferable Right to Payments. Polystick's right to receive the Purchase Price shall not be transferable or assignable, other than by operation of law.

     Section 2.4 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement on the date hereof, at the offices of Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019, or by the exchange of documents and instruments by mail, courier, telecopy or wire transfer to the extent mutually acceptable to the parties hereto (such date is herein referred to as the "Closing Date").

                                   ARTICLE III
                                   -----------

                   REPRESENTATIONS AND WARRANTIES OF POLYSTICK
                   -------------------------------------------

     Polystick hereby represents and warrant to the Purchaser as of the Closing Date as follows:

     Section 3.1 Execution and Validity of  Agreements;  Restrictive  Documents.


     3.1.1 Execution and Validity. Polystick has all corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been authorized by all necessary corporate action of Polystick's board of directors and stockholders. This Agreement has been duly and validly executed and delivered by Polystick and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Polystick, enforceable against Polystick in accordance with its terms.

     3.1.2 Share Ownership. Polystick is the true and lawful owner of the shares of Company Stock. All of such shares of Company Stock have been duly and validly authorized and issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, except as such liability may be imposed pursuant to applicable laws, and such ownership is free and clear of all Liens (as defined in Section 7.3).

     3.1.3 No Options. There are no outstanding subscriptions, options, rights (including "phantom stock rights"), warrants, calls, commitments, understandings, arrangements, plans or other agreements of any kind to acquire any shares of capital stock of the Company from Polystick and there are no agreements or understandings with respect to the sale or transfer of any shares of capital stock of the Company by Polystick, except pursuant to this Agreement.

     3.1.4 No Restrictions. There is no suit, action, claim, investigation or inquiry by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision ("Governmental or Regulatory Authority"), and no legal, administrative or arbitration proceeding pending or, to Polystick's knowledge, threatened against Polystick or any of its shares of Company Stock, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by Polystick in connection with the transactions contemplated hereby.

     Section 3.2 Existence and Good Standing. The Company is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. The Company is duly qualified, licensed or admitted to do business and is in good corporate and tax standing in the jurisdictions set forth on Schedule 3.2, which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Polystick is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. Polystick is duly qualified, licensed or admitted to do business and is in good corporate and tax standing in the jurisdictions set forth on Schedule 3.2, which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

     Section 3.3 Subsidiaries and Investments; Capital Stock.

     3.3.1 Subsidiaries and Investments. The Company does not own any capital stock or other equity or ownership or proprietary interest in any person (other than investments in publicly traded debt or equity securities held for investment).

     3.3.2 Capital Stock. The Company has an authorized capitalization consisting of 1,500 shares of common stock, no par value per share, of which 100 shares are issued and outstanding and no shares are held in the treasury of the Company. All such outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock of the Company is authorized or outstanding. There are no outstanding subscriptions, options, warrants, rights (including "phantom stock rights"), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of the Company.

     Section 3.4 Non-Contravention; Approvals and Consents.

     3.4.1 Non-Contravention. The execution, delivery and performance by Polystick and the Company of their respective obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation and By-laws (or other comparable documents) of Polystick or the Company, (b) result in the violation by Polystick or the Company of any statute, law, rule, regulation or ordinance (collectively, "Laws"), or any judgment, decree, order, writ, permit or license (collectively, "Orders") of any Governmental or Regulatory Authority, applicable to Polystick or the Company or any of their respective assets or properties, or (c) if the consents and notices set forth on Schedule 3.4.2 are obtained, given or waived, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or (except as set forth on Schedule 3.4.2) require Polystick or the Company to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets of Polystick or the Company, under any of the terms, conditions or provisions of any agreement, commitment, lease, license, evidence of indebtedness, mortgage, indenture, security agreement, instrument, note, bond, franchise, permit, concession or other instrument, obligation or agreement of any kind, written or oral (collectively, "Contracts") to which Polystick or the Company is a party or by which Polystick or the Company or any of their respective assets or properties are bound.

     3.4.2 Approvals and Consents. Except as disclosed on Schedule 3.4.2, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Polystick or the Company is a party or by which their respective assets or properties are bound for the execution and delivery of this Agreement by Polystick or the

Company, the performance by Polystick or the Company of their respective obligations hereunder or the consummation of the transactions contemplated hereby.

     Section 3.5 Balancing. To the best of Polystick's knowledge, as of the Closing Date, there is no gas, oil or mineral imbalance with respect to the oil, gas and mineral lease interests owned by the Company and set forth on Schedule
3.5 (the "Interests").

     Section 3.6 Ownership. The Company is the owner of good and valid title to the Interests, free and clear of all Liens, and the transfer of Interests from Polystick U.S. Corp. ("Polystick"), an affiliate of the Company, to the Company was effected in accordance with all applicable Laws.

     Section 3.7 Litigation. Except as disclosed on Schedule 3.7, there is no action, suit or proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before (or, to the knowledge of Polystick, any investigation by) any Governmental or Regulatory Authority, pending or, to the knowledge of Polystick, threatened against Polystick or the Company with respect to this Agreement or the transactions contemplated hereby, or any other agreement entered into by Polystick or the Company in connection with the transactions contemplated hereby, or against or affecting Polystick or the Company or any of their respective assets (including, without limitation, the Interests); and to the knowledge of Polystick, no acts, facts, circumstances, events or conditions occurred or exist which are a basis for any such action, proceeding or investigation. Schedule 3.7 also sets forth with respect to each pending or threatened action, suit or proceeding listed thereon, the amount of costs, expenses or damages Polystick or the Company has incurred to date and reasonably expects to incur through conclusion thereof. Neither Polystick nor the Company is not subject to any Order entered in any lawsuit or proceeding.

     Section 3.8 Conduct of Business. Except as disclosed on Schedule 3.8, the Company has not conducted, and will not prior to the Effective Date conduct, business of any type whatsoever, and the Company has no outstanding claims, liabilities or indebtedness of any nature whatsoever, whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to be come due.

     Section 3.9 Compliance with Laws; Permits.

     3.9.1 Compliance. The Company is, and its business has been conducted, in compliance with all applicable Laws and Orders, except in each case (other than with respect to compliance with environmental Laws and Orders relating to the regulation or protection of the environment ("Environmental Laws and Orders")) where the failure to so comply would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations, assets (including, without limitation, the Interests), properties, prospects or business of the Company taken as a whole, including without limitation: (a) all Laws and Orders promulgated by any Governmental or Regulatory Authority; (b) all Environmental Laws and Orders; and (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations or pay equity. The Company has not been charged with, or, to Polystick's knowledge, threatened with or under any investigation with respect to, any charge concerning any violation of any Laws or Orders.

     3.9.2 Licenses. The Company has all permits, licenses, and other government certificates, authorizations and approvals ("Permits") required by any Governmental or Regulatory Authority for the operation of its business and the use of its assets as presently operated or used, except where the failure to have such Permits would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations, assets, properties, prospects or business of the Company taken as a whole. All of the Permits are in full force and effect and no action or claim is pending, nor, to Polystick's knowledge, is threatened to revoke or terminate any of such Permits or declare any such Permit invalid in any material respect.

     Section 3.10 Disclosure. Polystick has disclosed to Parent all known conditions and risks that may materially affect the production attributable to the Interests. Neither this Agreement, the exhibits and schedules hereto nor any other document or certificate delivered by Polystick to Parent, Merger Sub or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, when read or considered together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or herein not misleading.

     Section 3.11 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of the Company or Polystick in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Company or Polystick in connection therewith based on any agreement, arrangement or understanding with any of them.

     Section 3.12 Copies of Documents. Polystick and the Company have caused to be made available for inspection and copying by Parent and its advisers, true, complete and correct copies of all documents specifically referred to in this
Article III or in any Schedule.

     Section 3.13 Investment Representations.

     3.13.1 Disclosure of Information. Polystick has had an opportunity to ask questions and receive answers from the Parent regarding the terms and conditions of the Parent Stock, as well as the business, properties, prospects and financial condition of Parent. Polystick has reviewed Parent's Annual Report on Form 10-KSB for the year ended December 31, 2002 and Parent's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003.

     3.13.2 Accredited Investor. Polystick is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Polystick is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development, is able to fend for itself and can bear the economic risk of this investment.

     3.13.3 Purchase Entirely for Own Account. This Agreement is made with the Company and Polystick in reliance upon representations of Polystick to Parent, which by the execution of this Agreement by Polystick it hereby confirms, that the Parent Stock to be acquired by Polystick will be acquired for investment for Polystick's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Polystick has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Polystick further represents that Polystick has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Parent Stock.

     3.13.4 No Public Market. Polystick understands that no public market now exists for the Parent Stock and that the Purchaser has made no assurances that a public market will ever exist for the Parent Stock.

     3.13.5 Restricted Securities. Polystick understands that the Parent Stock has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Company's representations as expressed herein. Polystick understands that the Parent Stock constitutes "restricted securities" under applicable U.S. federal and state securities laws and regulations, and that pursuant to these laws, Polystick must hold the Parent Stock indefinitely unless the Parent Stock is registered with the Securities and Exchange
Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. Polystick acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Parent Stock, and requirements relating to Parent which are outside of Polystick's control and which Parent is under no obligation, and may not be able, to satisfy.

     3.13.6 Legends. It is understood that the Parent Stock, and any securities issued in respect thereof or exchange therefor, may bear the following legend and any legend required by the Blue Sky laws of any state of the United States to the extent such laws are applicable to the shares represented by the certificate so legended:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS."

                                   ARTICLE IV
                                   ----------

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
             -------------------------------------------------------

     Parent and Merger Sub hereby represent and warrant to Polystick as follows:

     Section 4.1 Organization and Existence. Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is duly organized, validly existing and in good standing under the laws of the State of New Jersey.

     Section 4.2 Authority; Binding Effect. Each of Parent and Merger Sub has all corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub, and is the legal, valid and binding obligation of each, enforceable against each in accordance with its terms.

     Section 4.3 Authorization, Validity and Issuance of Common Stock. The Parent Stock to be issued pursuant to Section 2.3.1, upon ratification of this Agreement by the board of directors of Parent, will be duly authorized. Subject to the foregoing, upon delivery of the Purchase Price pursuant to Section 2.3.1 and upon ratification of this Agreement by the board of directors of Parent, the Parent Stock will be validly issued, fully paid and non-assessable, free and clear of all Liens and rights of first refusal, other than Liens created by the Company, and will not be subject to any preemptive or similar rights. The Parent Stock issued pursuant to this Agreement may not be sold, disposed, transferred or otherwise distributed without an effective registration statement related thereto or an opinion of counsel satisfactory to Parent that registration of the Common Stock is not required under the Securities Act or under any applicable state securities laws.

     Section 4.4 Investment Risk. Parent and Merger Sub acknowledge the inherent risk associated with the purchase and ownership of oil and gas interests, and have performed due diligence to their satisfaction with respect to the business of the Company. The foregoing shall have no effect on the representations and warranties of Polystick set forth in this Agreement.

                                    ARTICLE V
                                    ---------

                      ACTIONS BY THE COMPANY AND POLYSTICK
                      ------------------------------------

     Prior to or simultaneously herewith:

     Section 5.1 Required Approvals and Consents. Polystick and the Company shall have obtained or given, at no expense to Merger Sub or Parent, and there shall not have been withdrawn or modified, any consents, approvals, waivers, notices or other actions listed on Schedule 3.4.2 hereof (including, without limitation, obtaining all such consents, approvals, waivers, notices or other actions required in order to permit the consummation of the transactions contemplated by this Agreement without causing or resulting in a default, event of default, acceleration event or termination event under any Contracts and without entitling any party to any of such documents to exercise any other right or remedy adverse to the interests of Merger Sub, Parent or the Company). Each such consent or approval shall be in form satisfactory to counsel for Parent.

     Section 5.2 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Company and Polystick to perform their respective obligations under this Agreement and to consummate the transactions contemplated thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

     Section 5.3 Certified Resolutions. Polystick shall have delivered to Merger Sub and Parent a copy of the resolutions of the Board of Directors and stockholders of the Company and the Board of Directors and stockholders of Polystick, in each case certified by the corporate secretary of such corporation, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by an officer of the Company as of the Closing Date.

     Section 5.4 Good Standing  Certificates.  Polystick shall have delivered to
Parent: (a) a copy of the Company's Certificate of Incorporation, including all amendments, certified by the Secretary of State of the State of Delaware; (b) a certificate from the applicable governmental authority in the State of Delaware that the Company is in good standing in such state (with any applicable tax status certificate); and (c) a certificate from the appropriate authority of each state in which the Company is qualified as a foreign corporation to do business to the effect that the Company is in good standing in such state (in each case together with any applicable tax status certificate).

     Section 5.5 Transfer Documents. Polystick shall have delivered to the Purchaser a copy of the transfer documents evidencing the transfer of Interests from Polystick to the Company in form satisfactory to counsel for Parent.

     Section 5.6 Engineer's Report; Financial Information. Polystick shall have delivered to the Purchaser an independent engineer's report, by Pressler Petroleum Consultants, Inc., dated as of May 6, 2002, setting forth the estimated oil and gas reserves of the Interests and the expected cash flow and revenues therefrom.

     Section 5.7 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto must be reasonably satisfactory in form and substance to Merger Sub and Parent and their counsel, and Merger Sub and Parent shall have received copies of all such documents and other evidences as they or their counsel reasonably requested in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE VI
                                   ----------

                        ACTIONS BY PARENT AND MERGER SUB
                        --------------------------------

         Prior to or simultaneously herewith:

     Section 6.1 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent and Merger Sub to perform their respective obligations under this Agreement and to consummate the transactions contemplated thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

     Section 6.2 Certified Resolutions. Each of Merger Sub and Parent shall have delivered to Polystick a copy of the resolutions of its Board of Directors or equivalent, in each case certified by the corporate officer (or equivalent) of such company, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by one of its officers.

     Section 6.3 Series A Redemption.  The Parent shall redeem all shares of the
Series  A  Convertible   Preferred  Stock,  par  value  $0.001,  of  the  Parent
outstanding as of the date hereof.

     Section 6.4 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto must be reasonably satisfactory in form and substance to Polystick, and Polystick shall have received copies of all such documents and other evidences as they reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE VII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

     Section 7.1 Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive the Closing for a period of one
(1) year following the Closing Date. All covenants, agreements and indemnities contained herein which, by their terms, are to be performed after the Closing shall survive the Closing.

     Section 7.2 Financial Information. Polystick covenants and agrees that within 30 days after the Closing Date it shall deliver to Parent balance sheets of the Texas limited liability company through which the Interests are held (the "Interestholder") as of the end of the Interestholder's two most recent fiscal years and as of the end of the most recent fiscal quarter, and statements of income and cash flows of the Interestholder for each of the three most recent fiscal years of the Interestholder, and for the most recent completed fiscal quarter and the corresponding period of the prior fiscal year (collectively, the "Financial Statements"), in each case prepared in accordance with generally accepted accounting standards in the United States and audited by an accounting firm with relevant experience auditing financial statements for inclusion in filings made with the Securities and Exchange Commission. Polystick covenants and agrees that the Financial Statements will not contain a misstatement of material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     Section 7.3 "Liens" Defined. With respect to any asset, a "Lien" shall mean
(a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financial lease having substantially the same economic effect as any of the foregoing) relating to such asset. With respect to any securities, a "Lien" shall mean any purchase option, call or similar right of a third party with respect to such securities.

     Section 7.4 "Person" Defined. "Person" shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

     Section 7.5 "Knowledge" Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of Polystick, Parent or Merger Sub, as the case may be, such term shall be limited to the actual knowledge of the executive officers of such respective entity and, unless otherwise stated, such knowledge that would have been discovered by such executive officers after reasonable inquiry.

     Section 7.6 "Affiliate" Defined. As used in this Agreement, an "affiliate" of any person shall mean any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person.

     Section 7.7 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                If to the Parent or the Surviving Company, addressed to:

                GSV, Inc.
                191 Post Road West
                Westport, Connecticut 06880
                Attn: Gilad Gat, President
                Facsimile: (203) 221-2691

                with a copy to:

                Davis & Gilbert LLP
                1740 Broadway, 3rd floor
                New York, New York 10019
                Attn: Ralph W. Norton, Esq.
                Facsimile: (212) 468-4888

                If to the Company or Polystick, addressed to:

                Polystick U.S. Corp.
                1290 Avenue of the Americas
                New York, New York 10104
                Attn: Sagi Matza

     Section 7.8 Governing Law. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and the federal laws of the United States. Each party hereto hereby irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (each a "New York Court") for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, (b) agrees that any such action, suit or proceedings may be brought or maintained only in a New York Court and in no other forum, (c) agrees that service of any process, summons, notice or document by U.S. Registered or certified mail to such party at the address specified in
Section 7.7 shall be effective service of process in any such action, suit or proceeding in any New York Court, and (d) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or related to this Agreement or the transactions contemplated hereby in any New York Court, and further irrevocably and unconditionally waives and agrees not to plead a claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

     Section 7.9 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     Section 7.10 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

     Section 7.11 Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

     Section 7.12 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and their respective permitted successors and assigns.

     Section 7.13 Use of Terms. Whenever the context so requires or permits, all references to the masculine herein shall include the feminine and neuter, all references to the neuter herein shall include the masculine and feminine, all references to the plural shall include the singular and all references to the singular shall include the plural.

         Section 7.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsman will be applied against any party hereto.

     Section 7.15 Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger, on the day and year first above written.


                                    GSV, INC.

                                    By:/s/ Gilad Gat
                                       -------------
                                       Name: Gilad Gat
                                       Title: President and Chief Executive
                                              Officer


                                    CYBERSHOP, L.L.C.

                                    By: GSV, Inc.

                                        By: /s/ Gilad Gat
                                            -------------
                                            Name: Gilad Gat
                                            Title: President and Chief Executive
                                                   Officer


                                    POLYSTICK OIL & GAS, INC.


                                    By:/s/ Sagi Matza
                                       --------------
                                       Name: Sagi Matza
                                       Title:  President


                                    POLYSTICK U.S. CORP.


                                    By:/s/ Sagi Matza
                                       --------------
                                       Name: Sagi Matza
                                       Title:  President